EXHIBIT 10.22
                                             * denotes expurgated
information

                        AGREEMENT BETWEEN
             BOSTON BEER COMPANY LIMITED PARTNERSHIP
                               AND
                 THE SCHOENLING BREWING COMPANY


     AGREEMENT entered into effective as of the 22nd day of May, 1996 (the "Effective Date") by and between BOSTON BEER COMPANY LIMITED PARTNERSHIP, d/b/a THE BOSTON BEER COMPANY, a Massachusetts limited partnership ("Boston Beer"), and THE SCHOENLING BREWING COMPANY, an Ohio corporation ("Schoenling"). Schoenling and Boston Beer are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

     Schoenling and Boston Beer desire to enter into an agreement pursuant to which Schoenling shall supply to Boston Beer and Boston Beer shall purchase from Schoenling on an as ordered basis, proprietary beer products developed and marketed from time to time by Boston Beer ("Products").

     ACCORDINGLY,  for  and  in  consideration  of   the   mutual
agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

          SCOPE OF AGREEMENT

          During the term of this Agreement as set forth in Paragraph 4 hereof and in accordance with the terms set forth herein, Schoenling agrees to brew, package and sell Products to Boston Beer and Boston Beer agrees to purchase Products from Schoenling. Brewing of Products shall commence for commercial purposes promptly after Boston Beer reasonably approves test brews of Products produced by Schoenling to Boston Beer's specifications.

          PRICE AND MANNER OF PAYMENT: ANNUAL FEE.

          (a) Except as otherwise provided in the following subparagraphs of this Paragraph 2, Boston Beer shall pay Schoenling for Products an amount (the "Unit Price") equal to:
(i) with respect to Products packaged in bottles, a "Fixed Charge" of * per unit of twenty-four 12-ounce bottles or twelve 22-ounce bottles (in either instance, a "Case Unit"; it being the intent that the Fixed Charge for other 22 ounce package configurations produced by Schoenling be prorated), or (ii) with
respect  to Products packaged in kegs, a Fixed Charge  of       *
per unit of one-half barrel consisting of 15.5 U.S. gallons (a "Keg"), plus (iii) in both cases, the net cost to Schoenling of all Brewing Ingredients (as defined in Paragraph 3(a)) purchased by Schoenling and used in producing Products; all federal, state and local excise taxes attributable to Products that are paid by Schoenling; and a deposit charge of * per pallet. For this purpose, "net cost to Schoenling" shall include purchase discounts, but not discounts resulting from credit terms.
          (b) Unit Prices are F.O.B. the carrier's trucks at Schoenling's docks (i.e., the Unit Price includes the cost and risk of loading trucks at Schoenling's dock) and include Schoenling's labor costs, overhead, profit and other costs incurred in the brewing and packaging of Products.

          (c) Schoenling will invoice Boston Beer for the Fixed Charge, all applicable Brewing Ingredients purchased by Schoenling attributable to Products shipped, all federal, state and local excise taxes attributable to Products that are paid by Schoenling, and the pallet deposit charged on the date Products are shipped. All invoices will be sent to Boston Beer by telecopier and Boston Beer will pay on each Friday by electronic funds transfer all invoices received by Monday that relate to the previous week. If Schoenling should elect, in its sole discretion, to utilize electronic invoicing, Boston Beer will pay on each Wednesday all invoices received by Monday that relate to the previous week.

          (d) Schoenling shall be entitled to such price increases, as are negotiated in good faith from time-to-time by Schoenling and Boston Beer. When negotiating production price increases, the parties shall analyze the historical financial information accumulated for Schoenling's production and packaging operations and attempt to determine pricing levels for Boston Beer products and for Schoenling proprietary products which will fairly recover normal and necessary costs and provide a level of operating income which will allow prudent, stable reinvestment in Schoenling's real property located in Cincinnati, Ohio (the "Real Property") and Schoenling's fixed assets and equipment as are used or useable in the brewing and packaging of beer products or in the administration of such operations ("Production Equipment"). It is not intended, however, that Boston Beer pay a price for Products which guarantees a fixed or minimum level of facility profitability nor replace dollar-for-dollar the margins formerly generated by other contract customers, whether or not Boston Beer avails itself of production capacity previously dedicated to former third-party customers. Boston Beer and Schoenling agree to consult and cooperate with one another to achieve cost reductions or to minimize cost increases to the extent possible, especially with respect to the cost of raw materials and packaging materials.

          (e) Boston Beer shall also pay to Schoenling an annual administrative fee equal to * , the first such fee to be due and payable upon the execution of this Agreement and thereafter on April 1 in each year during which this Agreement remains in effect.


               3.    BREWING INGREDIENTS. PACKAGING MATERIALS AND
          BREWING SUPPLIES

          (a)    For   purposes   of  this  Agreement,   "Brewing
Ingredients" shall be defined as all malt, yeast and hops used to produce Products. Brewing Ingredients shall be purchased and supplied as follows:





                 (i) All malt used in the brewing of Products shall be purchased by Schoenling directly from commercial malt suppliers. Schoenling and Boston Beer will use their best efforts to agree upon malt specifications for malt that will allow Schoenling to commingle storage of malt used to produce Products with malt used by Schoenling to produce other products. If
Schoenling and Boston Beer cannot agree upon standard malt specifications, the Fixed Charge shall be increased to reflect any additional cost incurred by Schoenling for separate handling and storage of malt used in Products.

                (ii) All hops used in the brewing of Products shall be purchased by Schoenling from Boston Beer. Delivery of hops shall be coordinated between Schoenling and Boston Beer.

          (iii) All yeast used in the brewing of Products shall be supplied by Boston Beer at no charge to Schoenling. All yeast supplied by Boston Beer shall remain the property solely and exclusively of Boston Beer and shall be segregated and identified by Schoenling as such. Delivery of yeast to Schoenling shall be coordinated between Schoenling and Boston Beer.

               (b) For purposes of this Agreement, "Packaging Materials" shall be defined as all bottles, crowns, labels, cases, cartons, kegs, tap covers, pallets and dust covers and the like used in the packaging and shipment of Products. Packaging Materials shall be purchased and supplied as follows:

     (i) Bottles, crowns, labels, cases, cartons, tap covers and the like shall be purchased by Boston Beer and supplied to Schoenling as needed to meet the Packaging Schedule for Products.

     (ii) Kegs, pallets and dust covers in quantities adequate for the volume of Products to be packaged under this Agreement shall be purchased by Boston Beer and supplied to Schoenling from time to time. All such kegs, pallets and dust covers shall be returned and reused in accordance with Schoenling's standard policies for keg and pallet return and reuse. From time to time during the term of this Agreement, Boston Beer shall purchase and supply to Schoenling additional kegs, pallets and dust covers in numbers adequate to replace kegs, pallets and dust covers lost or otherwise rendered unusable. All kegs, pallets and dust covers shall conform to the specifications of kegs, pallets and dust covers used by Schoenling in packaging and shipping its own products. Upon each delivery to Schoenling of new pallets purchased by Boston Beer, Schoenling shall issue to Boston Beer a credit of * per pallet and the pallets shall thereafier be the property of Schoenling.

     (iii) Schoenling shall purchase and supply at its own cost Lock n' Pop, shrink wrap, label adhesive, hot melt glue and bungs used in packaging and shipping of Products.

               (c)   For  purpose  of  this  Agreement,  "Brewing
Supplies"  shall  be  defined as      *      .  Schoenling  shall
purchase and supply at its own cost all Brewing Supplies used in the brewing of Products.

               (d) Boston Beer shall have sole responsibility for the selection and approval of all Brewing Ingredients, Packaging Materials and Brewing Supplies used to produce Products. Boston Beer shall have sole responsibility for the content and design of all labels, tap covers, crowns, cartons, cases and other Packaging Materials.

     (e)   Upon the termination of this Agreement for any reason:
(i) Boston Beer will purchase from Schoenling (x) all finished Products at the Fixed Charge, (y) all inventory of work in process of Products at Schoenling's cost, and (z) all inventory of Brewing Ingredients, Packaging Materials and Brewing Supplies purchased by Schoenling that are not reasonably useable by Schoenling in its own products at Schoenling's cost; and (ii) Schoenling will make available for pick up by Boston Beer at Schoenling's dock all finished Products and all Brewing Ingredients, Packaging Materials and Brewing Supplies referred to in Subparagraph 3(e)(i) hereof. In the event sales of Products are substantially less than forecasted by Boston Beer resulting in abnormally excess inventories of Brewing Ingredients, Packaging Materials and Brewing Supplies purchased by Schoenling, Boston Beer will purchase such excess from Schoenling at Schoenling's cost.

                    4.   TERM

     (a)   The term of this Agreement shall be      *       years
beginning on the Effective Date, unless sooner terminated pursuant to Paragraph 5 hereof. The Parties acknowledge that Boston Beer's obligations pursuant to this Agreement to make payments to Schoenling and the Parties' respective rights and obligations under Paragraphs 3(e), 11, 12, 14, 16(a), 16(c), 17 and 26 shall survive the termination of this Agreement.

                    5.   TERMINATION

     (a) Either Party may terminate this Agreement effective immediately upon written notice to the other Party in the event that the other Party is in default of any of its obligations under this Agreement, which default continues for a period of thirty (30) days following receipt of written notice of such default.

     (b) Either Party may terminate this Agreement effective immediately upon written notice to the other Party in the event that: (i) the other Party makes an assignment for the benefit of creditors or files a voluntary bankruptcy, insolvency, reorganization or similar petition seeking protection from creditors petition; (ii) the other Party fails to vacate any involuntary banknuptcy, insolvency or reorganization petition filed against such Party within sixty (60) days after the filing of such petition; or (iii) the other Party liquidates, dissolves or ceases to do business as a going concern.

     (c) Schoenling may terminate this Agreement, if Boston Beer fails to meet certain minimum purchase requirements, as specified in Section 6(b).

     (d) Schoenling may terminate this Agreement effective upon the termination of the Option Agreement (the "Option Agreement") of even date herewith pursuant to which Schoenling granted to Boston Beer an option (the "Option") to acquire the Real Property and certain of the Production Equipment.
     (e) Upon termination of this Agreement pursuant to this Paragraph 5, Boston Beer shall promptly pay to Schoenling all unpaid invoices in full and all unpaid costs incurred by Schoenling pursuant to this Agreement in the brewing, packaging, shipping and storage for Products. Schoenling will use all reasonable efforts to minimize such costs upon termination and Boston Beer will have the right to review documentation evidencing such costs. Also upon termination, Schoenling shall have the right to terminate the Option, as provided in the Option Agreement.

                    6.   PACKAGING. DEPOSITS AND MINIMUM ORDERS

     (a) Packaging of Products shall consist of Kegs and twelve ounce (12 oz.) and twenty-two ounce (22 oz.) bottles. Except for one-way pailets paid for by Boston Beer, a deposit per pallet, as set forth in Paragraph 2(a) hereof, shall be charged to Boston Beer with a corresponding credit applied upon the safe return in good working order of the pallets to Schoenling. Boston Beer has the right, subject to the approval of Schoenling which approval will not be unreasonably withheld, to make changes in the Packaging Materials, including but not limited to packaging Products in can units in quantities consistent with Schoenling's operational capacities. Costs incurred by Schoenling in making such changes shall be paid by Boston Beer.

     (b)   Boston  Beer  shall  purchase  not  less  than       *
barrels of Products from Schoenling during the balance of calendar year 1996. Minimum production/purchase requirements for 1997 and beyond shall be determined based on 6-month planning cycles, with, for example, proposed commitments for the period January 1 through June 30, 1997 to be submitted to Schoenling by Boston Beer on or about July 1, 1996. Minimum requirements for
1997  and  1998  shall in any event be       *       barrels  and
* barrels, respectively. Minimum requirements for 1999 and subsequent years shall also be * barrels. If Boston Beer fails to meet such minimum purchase requirements starting in 1999, Schoenling shall have the right to terminate the Supply Contract, as follows:

                              (i)    If  Boston  Beer  fails   to
               purchase at least      *      barrels in  any  six
               (6)  month period January through June and       *
               barrels in any six (6) month period July through December, Schoenling may give written notice to Boston Beer of its intention to terminate the Supply Contract if the shortfall iS not made up during the succeeding six (6) month period (the "Make-Up Period"). Any such notice of intention to terminate must be given prior to the end of the first month of the Make-Up Period.

                              (ii)   If  Boston  Beer  does   not
               purchase sufficient quantities of beer products during the Make-Up Period such that for the twelve
               (12) month period ending on the last day of the Make-Up Period, Boston Beer shall have met its minimum purchase requirements, Schoenling shall have the right to terminate the Supply Contract on one hundred twenty (120) days prior written notice, given at any time prior to the expiration of thirty (30) days after in the end of the Make-Up Period.

                    (iii) If Schoenling terminates the Supply Contract pursuant to clauses (i) and (ii), it shall also have the right to terminate the Option, effective on termination of the Supply Contract.

Boston Beer's commitments are inclusive of any beer products produced for * , other Boston Beer licensees and other parties brought to Schoenling by Boston Beer. Boston Beer shall have the right to avail itself of all of Schoenling's production capacity, excepting only such capacity as is identified on Schedule B attached hereto, such other third-party commitments as shall be approved in advance by Boston Beer, which approval shall not be unreasonably withheld, except that it shall not be unreasonable for Boston Beer to withhold approval if the proposed commitment involves competing products as defined in Section 16(b) hereof, and up to * (or such increased amount as may from time to time be approved in advance by Boston Beer, which approval shall not be unreasonably withheld) cases per year of production of Schoenling's own proprietary alcoholic and non-alcoholic products. Notwithstanding the foregoing, Schoenling shall be entitled to utilize its facilities for third-party products marketed by Schoenling (e.g., * ale), provided that to the extent such products utilize Schoenling's production
capacity,  they  will be included  within  the       *       case
capacity (as such amount may be increased from time to time in accordance with the preceding sentence of this subsection (b)) reserved for Schoenling's proprietary products.

               (c)   Prior to commencing brewing of Products  for
commercial purposes and on a weekly basis thereafter, Boston Beer shall provide Schoenling with a twelve (12) week Production Plan for Products (the "Production Plan"). The Production Plan shall be a rolling twelve week schedule setting forth brewing and packaging requirements for Products for each week during the twelve weeks covered by the Production Plan. All brewing requirements for Products during the first six weeks of the Production Plan shall constitute firm orders by Boston Beer. All brewing requirements for Products during the second six weeks of the Production Plan and all packaging requirements set forth in the Production Plan shall be a forecast of Boston Beer's best estimate of brewing and packaging requirements for Products and shall be used by Schoenling for capacity planning purposes. Boston Beer shall update the Production Plan each week by providing its best estimate of brewing and packaging requirements for the twelfth week and by revising the schedule for brewing and packaging requirements in the sixth through eleventh weeks of the Production Plan. The brew size that Boston Beer shall utilize in the Production Plan shall be Schoenling's maximum brew based on Schoenling's current brewing vessels, currently estimated to yield approximately * barrels of Products (a "Brew"). The minimum brewing requirement that Boston Beer may specify
during  any  week  in which it elects to  brew  shall  be       *
Brews. Schoenling shall have the right, in its sole discretion, to set the actual time and date on which each Brew shall be brewed, provided that Schoenling shall use its best efforts to minimize the length of time that Products remains in storage prior to packaging.
          (d) Boston Beer shall place all orders for packaging and shipment of Products by the eighth business day of each month (the "Packaging Schedule"). The Packaging Schedule shall set forth the quantity of Products by package type and the week in which each order shall be shipped in the following month.
Packaging shall be scheduled in increments of       *       cases
for 22 oz. boffles and * cases for 12 oz. bottles in new glass. The minimum order for packaging Products in Kegs shall
be      *      Kegs.

               7.   RISK OF LOSS

          Boston Beer shall have sole responsibility for selecting carriers and making all arrangements for shipment of Products to its customers. Boston Beer shall pay for all costs associated with shipment of Products from Schoenlingts facility. Schoenling and Boston Beer acknowledge and agree that, consistent with the F.O.B. pricing terms, the risk of loss in loading the carrier's trucks shall be borne by Schoenling. However, the carrier's driver shall have the right to inspect each shipment for damage prior to leaving the loading dock and, accordingly, Boston Beer shall bear the risk of loss on any shipment of Products, once the carrier's truck leaves loading dock.

               8.   BREWERY OF RECORD

          (a) Schoenling shall provide all Products brewed hereunder under the narne of "The Boston Beer Company," as the Brewery of Record. Schoenling shall secure and maintain any permits, licenses, approvals and the like required by any federal, state or local governmental agency on behalf of Boston Beer. Boston Beer agrees to reimburse Schoenling promptly for any out-of-pocket costs, including, without limitation, legal expenses, incurred in connection therewith.

          (b) Schoenling shall, to the extent reasonably possible, by establishing and maintaining an alternating proprietorship if necessary, but subject to and in compliance with all applicable federal, state or local laws, rules and regulations, identfy Boston, Massachusetts, as the sole label source for Products. Boston Beer agrees to reimburse Schoenling for its out-of-pocket costs, including, without limitation, legal expenses, incurred in connection therewith.

               9.   FORCE MAJEURE

          (a) Schoenling shall not be liable to Boston Beer in the event that Schoenling shall delay in or fail to deliver Products to Boston Beer hereunder for any reason or cause beyond its control, including but not limited to a slowdown, stoppage or reduction of Schoenling's production or delivery due to strikes, fire, flood, labor stoppage or slowdown, inability to obtain materials or packages, shortage of energy, acts of God, a limitation or restriction of its-production by action of any military or governmental authority, or any other such causes.

          (b) In the event of any such slowdown, stoppage or reduction of Schoenling's production or deliveries, Schoenling will allocate its remaining capacity pro rata between Products and other products then produced by Schoenling, provided that Boston Beer shall use reasonable efforts to move production of Products to its other suppliers for the duration of any such slowdown, stoppage or reduction so as to minimize the amount of Products that Schoenling is required to produce for Boston Beer during such slowdown, stoppage or reduction. If the event causing slowddown, stoppage or reduction of Schoenling's production or delivery shall occur within two hundred seventy
(270) days after the beginning of commercial brewing of Products, then the pro rata allocation of Schoenling's remainig production capacity shall be based on the proportionate volume of other products produced by Schoenling during the six (6) month period immediately preceding the month in which occurred the event which gave rise to the slowdow, stoppage or reduction and two (2) times the volume of Products produced by Schoenling during the three
(3) month period immediately preceding the month in which occurred the event which gave rise to the slowdow, stoppage or reduction. If the event causing the slowdow, stoppage or reduction of Schoenling's production or delivery shall occur more than two hundred seventy (270) days after the beginning of commercial production of Products, then the pro rata allocation of Schoenling's remaining production capacity shall be based on the proportionate volume of Products and other products produced by Schoenling during the six (6) month period immediately preceding the month in which occurred the event which gave rise to the slowdown, stoppage or reduction of Schoenling's production or delivery.

               10.  CHANGE PARTS AND BREWERY MODIFICATIONS

          Boston  Beer  will pay for     *      ,  provided  that
Schoenling notifies Boston Beer in advance of making any such expenditures; and provided further that Boston Beer hereby acknowledges its obligations to pay for such expenses incurred by Schoenling prior to the Effective Date. Boston Beer shall own all
*       paid for by Boston Beer and Schoenling shall allow Boston
Beer  to  remove  all  such       *      at  the  termination  or
expiration of this Agreement, provided that Boston Beer shall restore, or reimburse Schoenling for its cost to restore Schoenling's equipment or facilities to their condition prior to the installation of such * , ordinary wear and tear excluded. The cost and ownership of any change parts or brewery modifications that can also be used by Schoenling to produce its own products shall be allocated between Schoenling and Boston Beer by prior written agreement. Schoenling agrees to execute an appropriate UCC financing statement to reflect Boston Beer's ownership of any change parts or brewery modifications owned by Boston Beer. Schoenling shall have no obligation to make any modifications to its equipment or facilities to accommodate the production of Products unless agreed to by Schoenling in writing.

               11.  AGENCY AND INDEMNIFICATION

          Schoenling and Boston Beer understand and agree that neither Party is, by virtue of this Agreement or anything contained herein, including Schoenling affixing to any Products and/or registering the name of "The Boston Beer Company" or "Boston Beer Company," constituted or appointed the agent of the other Party for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting Boston Beer or Schoenling any right or authority to assume or to create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any manner or way whatsoever. Boston Beer shall indemnify and hold harmless Schoenling from and against any and all claims, expenses, causes of action or liabilities of any nature whatsoever (collectively, "Damages"), to the extent that Damages arise from the independent conduct of Boston Beer; provided that Damages shall not include any loss, liability, cost or expense incurred by Schoenling as a consequence of the exercise by Boston Beer of any of its rights under this Agreement.


               12.  PRODUCT LIABILITY

          (a) Schoenling and Boston Beer shall each malntain products liability insurance coverage in the respective amounts
of   not  less  than       *       per  occurrence   and        *
combined single limit, and in the amount of not less than       *
combined single limit in the aggregate relating to Products produced by Schoenling for Boston Beer hereunder.

          (b) Schoenling shall indernnify and hold harmless Boston Beer and all of its affiliates from and against any and all loss, liability, cost or expense of any nature whatsoever, including reasonable attorney's fees (collectively, "Products
Liability Damages"), arising out of or associated with the manufacture and/or packaging of Products by Schoenling, regardless of when manufactured or packaged, and whether under this Agreement or otherwise, except to the extent that (i)
Products Liability Damages were caused by improper storage, handling or alteration of Products after delivery to Boston Beer,
(ii) Products Liability Damages are based on or result from a claim that any Products are inherently defective, or (iii) Products Liability Damages were caused by Brewing Ingredients, Packaging Materials or Brewing Supplies specified or otherwise approved by Boston Beer.

          (c) Boston Beer shall indemnily and hold harmless Schoenling and all of its affiliates from and against any and all Products Liability Damages to the extent arising out of the causes excepted from Schoenling's duty to indemnify Boston Beer under clauses (i), (ii) and (iii) of subparagraph (b) of this Paragraph 12.

          (d)   Notwithstanding the provisions  of  subparagraphs
(b) and (c) of Paragraph 12, in no event shall either Party be liable to indemnily the other Party for product liability-related consequential damages suffered by the other Party in an amount
greater  than  the  lesser of  (i)       *       or  (ii)       *
plus       *       by  Boston  Beer for all Products  during  the
twelve (12) months preceding the month in which occurred the event giving rise to the claim for indemnification.

               13.  RECIPE AND QUALITY

          (a) Schoenling shall produce Products using the ingredients and brewing formula and procedures specified from time-to-time by Boston Beer. Boston Beer shall have the right to change ingredients and/or brewing formula and procedures upon reasonable prior written notice, provided that the cost of any such change shall be borne by Boston Beer and, provided further, that the specified ingredients are readily available in the necessary time frame.
          (b) Schoenling shall use its best efforts to meet the specifications for Products attached hereto as Schedule A. Boston Beer has the right to reject batches of Products which it determines to taste materially different from representative sample of Products, such rejection not to be arbitrary or unreasonable. Any rejected batches may be blended by Schoenling into other runs of Products.

               14.  TRADEMARKS

          (a) Schoenling acknowledges that no trademark or trade name rights in "Samuel Adams Cream Stout", "Samuel Adams Boston Ale", "Samuel Adams Boston Lager," "Boston Lightship Lager," and "The Boston Beer Company" and any other trademarks, trade names, service marks or logos owned by Boston Beer (collectively, the "Trademarks") are granted by this Agreement.

          (b) Boston Beer hereby represents, warrants and covenants to Schoenling that it has and will maintain its right to use the Trademarks and will indemnify and hold harmless Schoenling from any alleged infringement by any Party against Schoenling including, but not limited to, Schoenling's reasonable costs of legal expenses.

               15.  TEST BREWING

               Notwithstanding anything to the contrary in this Agreement, Boston Beer may, at any time after notice to Schoenling engage any other brewer for the purpose of conducting test production and distribution of Products in order to ensure the delivery of Products following termination of this Agreement.

               16.  COMPETING PRODUCTS

          (a) Schoenling will not at anytime use the brewing formula for Products for which Boston Beer has supplied brewing formulas to Schoenling or any yeast supplied to Schoenling by Boston Beer to produce a malt beverage product for itself (or any of its affiliates) or on behalf of any unaffiliated person.

          (b) For so long as this Agreement remains in effect, Schoenling shall not, without the prior written consent of Boston Beer, which consent may be withheld by Boston Beer in its discretion, produce for or on behalf of any person unaffiliated with, Schoenling or Boston Beer a malt beverage product for sale in the United States which (i) has a wholesale F.O.B. price that is within * of the average of the ten (10) highest then current wholesale F.O.B. prices charged by Boston Beer for Products, and (ii) is part of a family of malt beverage products having aggregate sales volume for the past twelve (12) months in
excess  of       *      of Boston Beer's aggregate  sales  volume
during the same twelve (12) months, except for those malt beverage products being produced by Schoenling pursuant to the arrangements disclosed on Schedule C attached hereto, and except for products marketed by Schoenling, as provided in the last sentence of Section 6(b) hereof.
               (c)   Boston Beer acknowledges that Schoenling  is
currently in the business of brewing craft and specialty malt beverage products that are sirnilar to and compete with Products, and Boston Beer agrees that nothing in this Agreement shall prevent Schoenling from continuing or expanding its craft and specialty business, provided that Schoenling shall not intentionally copy the brewing formula for Products or use any yeast supplied to Schoenling by Boston Beer to produce craft and specialty products for itself or any of its affiliates. All Products produced by Schoenling for purposes of this Agreement, including all work in process, shall be produced solely for the benefit of Boston Beer and used for no other purpose.

                    17.  RIGHTS OF OFFSET

               The parties acknowledge and agree that, to the extent a Party is at any time owed money by the other Party, such Party may set off such amount against any monies owed by such Party from time to time to such other Party, said set-off to be accomplished by written notice to such other Party effective upon being sent.

                    18.  NOTICES

               All notices required herein shall be given by registered airmail, return receipt requested, or by overnight courier service, in both cases with a copy also sent by telecopier, to the following addresses (unless change thereof has previously been given to the Party giving the notice) and shall be deemed effective when received:

If to Boston Beer:      C. James Koch, President
                        and Alfred W. Rossow, Jr., COO
                        The Boston Beer Company
                        75 Arlington Street, Fifth Floor
                        Boston, Massachusetts 02116
                        Telecopier: (617) 728-4137

with a copy to:         Frederick H. Grein, Jr., Esq.
                        Hutchins, Wheeler & Dittmar
                        101 Federal Street
                        Boston, Massachusetts 02110
                        Telecopier: (617) 951-1295

If to Schoenling:       Kenneth Lichtendahl, President
                        Schoenling Brewing Company
                        1625 Central Parkway
                        Cincinnati, OH 45214
                        Telecopier: (513) 357-5215
with a copy to:         Thomas J. Westerfield, Esquire
                        Cors & Bassett
                        1200 Carew Tower
                        Cincinnati, OH 45202-2990
                        Telecopier: (513) 852-8222

                19.  SUCCESSORS AND ASSIGNS

          This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties, but shall not be assigned by any Party, whether by merger, consolidation, reorganization, operation of law or otherwise, without the prior written consent of the other Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Boston Beer may assign this Agreement without the consent of Schoenling to its successor corporation or other successor entity in the event of any reorganization, public offering or change in the form of entity of Boston Beer, provided that Boston Beer or its current
stockholders shall own and control at least       *       of  the
outstanding stock of the successor corporation or other successor entity taking assignment of this Agreement. No failure of a Party to consent to a proposed assignment of this Agreement by the other Party shall be deemed unreasonable if such Party believes in good faith that the proposed assignee is not capable of performing the financial or production obligations of the Party proposing to assign this Agreement. Assignment of this Agreement shall not relieve the assigning Party of its financial obligations hereunder, including its indemnification obligations hereunder.

                20.  GOVERNING LAW

               This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts.


                21.  DISPUTE RESOLUTION

Any disagreement, dispute, controversy or claim with respect to the validity of this Agreement or arising out of or in relation to the Agreement, or breach hereof, shall be submitted to arbitration in Boston, Massachusetts, in accordance with articles of the American Arbitration Association for Commercial Arbitration. The arbitrator(s) shall have the right to assess costs including legal expenses, in favor of the prevailing parry, including, if applicable, Schoenling's travel costs. The decision of the arbitrator(s) shall be final and binding on both Parties. Notwithstanding the foregoing, the Parties may, prior to submitting a dispute to arbitration, have recourse to the courts of the United States of America or the Commonwealth of Massachusetts for the purpose of obtaining a temporary restraining order or other preliminary injunctive relief. In particular, in the event of an unsettled dispute between the parties to this Agreement, Boston Beer shall have recourse to the Courts of the Commonwealth of Massachusetts for the purpose of obtaining a temporary restraining order or other preliminary injunctive relief to require Schoenling to continue to brew, package and ship any Products ordered by Boston Beer under this Agreement until Boston Beer shall have secured a new source for production of its Products; provided that under such circumstances Schoenling shall be entitled to payment in advance of production.
                22.  EXECUTION IN COUNTERPARTS

          This   Agreement  rnay  be  executed  in  one  or  more
counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same document.


                23.  AMENDMENTS

               No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed on behalf of the parties hereto by their duly authorized representatives.

                24.  NO THIRD-PARTY BENEFICIARIES

               Schoenling  and  Boston  Beer  agree   that   this
Agreement is solely for their benefit and it does not nor is it intended to create any rights in favor of, or obligations owing to, any person not a Party to this Agreement.

                25.  MERGER; SEPARABILITY

               This Agreement terminates and supersedes all prior formal or informal understandings between the Parties with respect to the subject matter contained herein, provided that the confidentiality and all other obligations of the parties under
(i) the Confidentiality Agreement dated March 7, 1995, (ii) the letter agreement between the parties dated March 7, 1996 and
(iii) the Option Agreement shall remain in full force and effect in accordance with the terms thereof. Should any provision or provisions of this Agreement be deemed ineffective or void for any reason whatsoever, such provision or provisions shall be deemed separable and shall not effect the validity of any other provision.

                26.  LIMITATION PERIOD ON CLAIMS

               All claims hereunder must be brought no later than one (1) year after such claims arose or the Party having such claim shall be deemed to have waived and forever released it: provided that for this purpose, a claim will be deemed to have arisen at the time the Paty asserting the claim first became aware of it.
               IN WITNESS WHEREOF, the parties hereto enter into this Agreement as of the date first above written.

                              BOSTON BEER LIMITED PARTNERSHIP
                              d/b/a The Boston Beer Company, Inc.

                              By:  Boston Brewing Company, Inc.
                                   its General Partner
Witness:

                                   By:  C. JAMES KOCH, President
_________________________________

                              THE SCHOENLING BREWING COMPANY

Witness:
                              By:  KENNETH LICHTENDAHL, President

_________________________________


                           SCHEDULE A
                               TO
                     SUPPLY CONTRACT BETWEEN
             BOSTON BEER COMPANY LIMITED PARTNERSHIP
                               AND
                 THE SCHOENLING BREWING COMPANY


                     Product Specifications



                    As  determined  from time to time  by  Boston
          Beer and submitted by Boston Beer to Schoenling.
                           SCHEDULE B
                               TO
                     SUPPLY CONTRACT BETWEEN
             BOSTON BEER COMPANY LIMITED PARTNERSHIP
                               AND
                 THE SCHOENLING BREWING COMPANY



                 CURRENT PRODUCTION COMMITMENTS


                                   *